Exhibit (a)(21)

                               AB BOND FUND, INC.

                             ARTICLES OF AMENDMENT

            AB Bond Fund, Inc., a Maryland corporation (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: The charter of the Corporation is hereby amended to change the name of a series of Common Stock of the Corporation as follows:

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     Current Name                                   Amended Name
     ------------                                   ------------
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AB Intermediate Bond Portfolio               AB Total Return Bond Portfolio

Class A Common Stock                         Class A Common Stock
Class B Common Stock                         Class B Common Stock
Class C Common Stock                         Class C Common Stock
Advisor Class Common Stock                   Advisor Class Common Stock
Class R Common Stock                         Class R Common Stock
Class K Common Stock                         Class K Common Stock
Class I Common Stock                         Class I Common Stock
Class Z Common Stock                         Class Z Common Stock
Class T Common Stock                         Class T Common Stock

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            SECOND: The amendment to the charter of the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation. The charter amendment is limited to changes expressly permitted by
Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

            THIRD: This amendment to the charter of the Corporation will be effective on July 12, 2019, as permitted by Section 2-610.1 of the Maryland General Corporation Law.

IN WITNESS WHEREOF, AB Bond Fund, Inc. has caused these Articles of Amendment to be executed in its name and on its behalf by Robert M. Keith, President of the Corporation, and attested by Eric C. Freed, the Assistant Secretary of the Corporation, this 10th day of July, 2019. The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects, and that this statement is made under penalties for perjury.



                                            AB BOND FUND, INC.

                                            By:   /s/ Robert M. Keith
                                                  -------------------------
                                                  Robert M. Keith
                                                  President


ATTEST:

/s/ Eric C. Freed
--------------------------
Eric C. Freed
Assistant Secretary